Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Form S-1, of our auditor’s report dated April 15, 2021 with respect to the consolidated financial statements of Western Uranium & Vanadium Corp. and its subsidiaries as at December 31, 2020 and December 31, 2019 and for each of the years in the two year period ended December 31, 2020 and December 31, 2019 as filed with the United States Securities Exchange Commission (“SEC”).

/s/ MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

August 16, 2021

Mississauga, Canada